Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

1.	Registration Statements (Form S-3 Nos. 333-234235, 333-252078, 333-252903, 333-257433, 333-257661 and 333-250945) of Zevra Therapeutics, Inc.,

2.	Registration Statement (Form S-8 No. 333-203703) pertaining to the Incentive Stock Plan, as amended, and the 2014 Equity Incentive Plan of Zevra Therapeutics, Inc.,

3.	Registration Statements (Form S-8 Nos. 333-210369, 333-216858, 333-224062, 333-230041, 333-236794 and 333-252743) pertaining to the 2014 Equity Incentive Plan of Zevra Therapeutics, Inc., and

4.	Registration Statement (Form S-8 No. 333-257429) pertaining to the Amended and Restated 2014 Equity Incentive Plan, and the 2021 Employee Stock Purchase Plan of Zevra Therapeutics, Inc.;

of our report dated March 7, 2023, with respect to the financial statements of Zevra Therapeutics, Inc. included in this Annual Report (Form 10-K) of Zevra Therapeutics, Inc. for the year ended December 31, 2022.

/s/ Ernst & Young LLP

Orlando, Florida

March 7, 2023